Exhibit 4

                           EMMET, MARVIN & MARTIN, LLP

                               COUNSELLORS AT LAW

                                                       177 MADISON AVENUE
                            120 BROADWAY          MORRISTOWN, NEW JERSEY 07960
                                                         (973) 538-5600
                      NEW YORK, NEW YORK 10271         FAX: (973) 538-6448
WRITER'S DIRECT DIAL           _____
                                                    1351 WASHINGTON BOULEVARD
                           (212) 238-3000                   2ND FLOOR
                               _____            STAMFORD, CONNECTICUT 06902-4543
                                                         (203) 425-1400
                        FAX: (212) 238-3100            FAX: (203) 425-1410
                     http://www.emmetmarvin.com

                                            July 14, 2004

The Bank of New York
  as Depositary
101 Barclay Street
New York, New York, 10286

Re: American Depositary Receipts for Class A Shares of Swire Pacific Limited

Ladies and Gentlemen:

      We refer to the registration statement to be filed on Form F-6 under the Securities Act of 1933 (the "Registration Statement") by the legal entity created by the agreement (the "Deposit Agreement") for issuance of American Depositary Shares ("ADSs") evidenced by American Depositary Receipts ("ADRs") for Class A Shares of Swire Pacific Limited for which you propose to act as Depositary.

      We are of the opinion that the ADSs covered by the Registration Statement, when issued in accordance with the terms of the Deposit Agreement, will, when sold, be legally issued and will entitle the holders thereof to the rights specified in the Deposit Agreement and the ADRs.

      This  opinion  may  be  used  by  you as an  exhibit  to the  Registration
Statement.

                                                               Very truly yours,
                                                  /s/ Emmet, Marvin & Martin LLP
                                                     EMMET, MARVIN & MARTIN, LLP